UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   May 15, 2019 (May 9, 2019)
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Watford Holdings Ltd.
(Exact name of Registrant as Specified in its Charter)
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Bermuda	001-38788	98-1155442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
(Address of Principal Executive Offices) (Zip Code)
+1 (441) 278-3455
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2019, the Board of Directors of Watford Holdings, Ltd. (the “Company”) approved, and the compensation committee ratified, a form of restricted share unit award agreement (the “IPO Grant Award Agreement”) for grants to be made under the Company’s 2018 Equity Incentive Plan to certain officers of the Company in connection with the listing of the Company’s common shares on the Nasdaq Global Select Market.  The IPO Grant Award Agreement contains terms and conditions that are customary for agreements of this type.
The description of the IPO Grant Award Agreement contained herein is qualified in its entirety by reference to the Form of Restricted Share Unit Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Original Exhibit Number	Date Filed
10.1	Form of Restricted Share Unit Award Agreement	S-8	4.2	May 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Watford Holdings Ltd.

By:	/s/ John Rathgeber
Name: John Rathgeber
Title: Chief Executive Officer

Date:	May 15, 2019